UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):  November 21, 2011

CNS RESPONSE, INC.
(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

85 Enterprise, Suite 410
Aliso Viejo, CA 92656
(Address of principal executive offices)

(714) 545-3288
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2011, the Board of Directors (the "Board") of CNS Response, Inc. (the "Company") elected Zachary McAdoo to the Board.  Mr. McAdoo will serve as Chairman of the Board’s Audit Committee.

On November 17, 2011, Zanett Opportunity Fund, Ltd., a Bermuda corporation for which McAdoo Capital, Inc. is the investment manager, purchased subordinated secured convertible notes of the Company (the “Bridge Notes”) in the aggregate principal amount of $250,000 and warrants to purchase 2,500,000 shares of common stock for cash payments aggregating $250,000.  The Bridge Notes mature one year from the date of issuance (subject to earlier conversion or prepayment), earn interest at a rate of 9%, are convertible into shares of common stock of the Company at a conversion price of $0.10 and are secured by a second position security interest in the Company’s assets.  Mr. McAdoo is the president and owner of McAdoo Capital, Inc.  A more detailed description of the Bridge Notes is contained in the Company’s current report on Form 8-K filed on November 17, 2011.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
November 28, 2011		Paul Buck
Chief FinancialOfficer